UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006 (November 27, 2006)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 27, 2006, Nationwide Financial Services, Inc. (NFS) and Nationwide Corporation entered into a Share Purchase Agreement, pursuant to which NFS will purchase $200,000,000 of its Class B common stock held by Nationwide Corporation. The shares will be purchased at a price per share equal to the five-day average closing price of NFS’ Class A common stock on the New York Stock Exchange during the five-day period beginning on November 27, 2006 and ending on December 1, 2006. Pursuant to this formula, NFS will purchase 3,855,050 shares of its Class B common stock at a five-day average price per share equal to $51.88. The transaction is expected to close on December 4, 2006.

Item 8.01 – Other Events

On December 1, 2006, NFS issued a press release announcing the Class B repurchase.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1 Press release dated December 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: December 1, 2006	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer